UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 25, 2014
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EZCORP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1901 Capital Parkway, Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)
Effective August 25, 2014, the Board of Directors (1) terminated the EZCORP, Inc. Executive Severance Pay Plan (the “General Severance Plan”), acting pursuant to Section 9.4 of such plan, which gives the Company the right to terminate the plan at any time and for any reason, and (2) reinstated all pre-existing severance arrangements described in various employment agreements or offer letters at the time the General Severance Plan was adopted.

Effective August 27, 2014, the Board of Directors approved a severance benefit for Thomas H. Welch, Jr., Senior Vice President, General Counsel and Secretary, under which Mr. Welch will be entitled to salary continuation of one year in the event that his employment is terminated without cause. Mr. Welch was the only executive officer who did not have a pre-existing severance arrangement at the time the General Severance Plan was approved, and the approved benefit is consistent with the severance arrangement applicable to the other executive officers (including the other Named Executive Officers).
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date: August 28, 2014	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Senior Vice President,
General Counsel and Secretary

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